UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: June 7, 2006
                        (Date of earliest event reported)

                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                0-17371             90-0196936
     (State or other          (Commission        (I.R.S. Employer
       jurisdiction           File Number)        Identification
   of incorporation or                                Number)
      organization)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 488-1304
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 7.01 Regulation FD Disclosure

      On June 7, 2006, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of May 2006.

      The information for May 2006 is as follows:

                  November   December    January    February     March      April       May          Total
                    2005       2005        2006       2006       2006       2006       2006
Production              22         51         41         64         78         55         85           396
Wells Drilled
Production               2         16         48         48         55         49         57           275
Wells Connected
Production              21          5          2         16         21         17         16            98
Wells
Recompleted
SWD Wells                1          1          1          2          2          2          1            10
Drilled
Pipeline              6.85       27.9       33.3       39.6       48.3         59         34        248.95
Installed
(miles)
Gross Volumes    1,106,027  1,084,911  1,166,544  1,073,168  1,242,570  1,271,004  1,342,461(2)  8,286,685
Transported
(mcf) (1)
Net Acres         1,340.55   3,851.48   4,376.74   4,215.22   6,280.54   5,451.19  15,797.52     41,313.24
Leased
----------------------

(1) Includes approximately 3,000 to 4,000 mcf/daily of natural gas that is transported on our gathering pipeline system for third parties. We receive approximately 30% of these volumes as compensation for transporting this natural gas.

(2) Preliminary estimate.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    QUEST RESOURCE CORPORATION



                                    By:   /s/ Jerry D. Cash
                                          ------------------------------
                                          Jerry D. Cash
                                          Chief Executive Officer

Date:  June 8, 2006


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